Pilgrim’s Pride Reports Second Quarter 2021 Results with Strong Growth in Sales and Adjusted EBITDA Margins

GREELEY, Colo., July 28, 2021 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) one of the world's largest poultry producers reports its second quarter 2021 financial results.

Second Quarter Highlights
•Net Sales of $3.64 billion, up 29% from prior year.
•Consolidated GAAP Operating Income margin of (3.4)% with GAAP Operating Income margins of (10.0)% in U.S., 17.5% in Mexico and 2.3% in Europe. Adjusted U.S. Operating Income margin of 7.8%.
•GAAP Net Loss of $(166.7) million. Adjusted Net Income of $153.8 million or adjusted EPS of $0.63.
•Adjusted EBITDA of $371.6 million, or a 10.2% margin, 231.2% higher than a year ago.
•Demand in the U.S. continues to recover, with our foodservice business improving year-over-year and sequentially, achieving levels higher than pre-pandemic, while Retail volumes remain strong. Our business has improved its margins, especially on the Commodity large bird deboning operation, despite higher input costs and less than optimal mix due to significant labor shortages.
•Mexico maintained its strong momentum during the second quarter. Solid execution, improved overall economic conditions, supply/demand balance, and our increased share of non-commodity products contributed to the continued strength.
•Our combined European business continues to achieve operational improvements and benefited in the quarter with year-over-year and sequential improvements in foodservice volumes in the UK, offset by continued increases in feed costs, which are not yet fully reflected in prices and lower pig pricing in the region.
•We continue to expand our ESG agenda by releasing our Pilgrim's 2020 Sustainability Report - “Eat Proudly.” The report details our global progress in key priority areas such as animal care, team members, environment, communities, customers and consumers, and suppliers.
•Recorded an aggregate legal contingency accrual of $396 million.
•Our liquidity position remains strong with an Adjusted EBITDA net leverage ratio at 1.6x.
•Continued with our growth strategy the announcement of our intended acquisition of the Kerry Consumer Foods' Meats and Meals business in the U.K. and Ireland. Following the acquisition, Pilgrim's will be a leading food company, with a significant value-added protein and integrated prepared foods business anchored by a portfolio of strong brands.

(Unaudited)	Three Months Ended				Six Months Ended
	June 27, 2021	June 28, 2020	Y/Y Change		June 27, 2021	June 28, 2020	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$3,637.7	$2,824.0	+28.8%		$6,911.1	$5,899.0	+17.2%
U.S. GAAP EPS	$(0.68)	$(0.02)	+3300.0%		$(0.27)	$0.25	(208.0)%
Operating income	$(123.1)	$27.3	(550.9)%		$35.3	$111.7	(68.4)%
Adjusted EBITDA(1)	$371.6	$112.2	+231.2%		$625.5	$277.7	+125.2%
Adjusted EBITDA margin(1)	10.2%	4.0%	+6.2	pts	9.1%	4.7%	+4.4	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

“As the world emerges from the COVID-19 pandemic, more of the population gets vaccinated and activities gradually return to normal, we are optimistic that dining out, gathering with friends and family for meals and eating lunch at work or at school will once again become routine,” stated Fabio Sandri, Chief Executive Officer of Pilgrim’s. “Our second quarter results reflect a shift to more normal patterns in the U.S. as we saw a slight increase in retail store trips and more foodservice locations reopened.

“Our U.S. business turned in a solid operational performance despite higher and more volatile input costs and product mix issues resulting from continued, albeit improving, labor challenges. Our big bird business performed very well on commodity pricing that has remained consistently near or above historical ranges. Our foodservice business was stronger than anticipated as restrictions continued to ease, boosting demand back above 2019 levels. With consumers’ continued emphasis on the retail channel, we further expanded our retail branded presence. We grew our branded consumer packaged foods business in the second quarter by 215% by investing in our Just Bare® and Pilgrim’s® brands at retail and in e-commerce.

“Meanwhile, our Mexico business had another strong quarter, driven by a balanced supply/demand equation and continuous improvements in operational performance, while effectively managing higher grain pricing and supplying our customers with Fresh and Prepared Foods under the Pilgrim’s®, Del Dia® and Alamesa® brands.

“In Q2, although challenged by increasing grain costs, Moy Park improved EBIT by 7% vs. the first quarter 2021. Moy Park continue to deliver operational efficiencies, better agricultural performance and improved yields to help offset grain cost and labor challenges. Pilgrim’s UK has been affected by low hog prices and rising grain costs. Despite similar labor challenges, the Pilgrim’s UK operations have also improved its margins from the same period last year.”
Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, July 29, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc210729.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through October 28, 2021.

About Pilgrim’s Pride

Pilgrim’s employs approximately 54,700 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Julie Kegley - Financial Profiles
Investor Relations
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 27, 2021	December 27, 2020
	(In thousands)
Cash and cash equivalents	$391,805	$547,624
Restricted cash and cash equivalents	98,212	782
Trade accounts and other receivables, less allowance for doubtful accounts	866,476	741,992
Accounts receivable from related parties	868	1,084
Inventories	1,530,014	1,358,793
Income taxes receivable	51,351	69,397
Prepaid expenses and other current assets	190,574	183,039
Total current assets	3,129,300	2,902,711
Deferred tax assets	5,494	5,471
Other long-lived assets	26,837	24,780
Operating lease assets, net	295,391	288,886
Identified intangible assets, net	589,536	589,913
Goodwill	1,024,900	1,005,245
Property, plant and equipment, net	2,677,387	2,657,491
Total assets	$7,748,845	$7,474,497

Accounts payable	$1,092,164	$1,028,710
Accounts payable to related parties	8,595	9,650
Revenue contract liabilities	36,275	65,918
Accrued expenses and other current liabilities	1,051,546	807,847
Income taxes payable	30,681	—
Current maturities of long-term debt	25,453	25,455
Total current liabilities	2,244,714	1,937,580
Noncurrent operating lease liability, less current maturities	221,345	217,432
Long-term debt, less current maturities	2,270,298	2,255,546
Deferred tax liabilities	318,159	339,831
Other long-term liabilities	99,817	148,761
Total liabilities	5,154,333	4,899,150
Common stock	2,614	2,612
Treasury stock	(345,134)	(345,134)
Additional paid-in capital	1,959,558	1,954,334
Retained earnings	906,090	972,569
Accumulated other comprehensive income (loss)	59,354	(20,620)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,582,482	2,563,761
Noncontrolling interest	12,030	11,586
Total stockholders’ equity	2,594,512	2,575,347
Total liabilities and stockholders’ equity	$7,748,845	$7,474,497

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(In thousands, except per share data)
Net sales	$3,637,698	$2,824,023	$6,911,123	$5,898,951
Cost of sales	3,257,457	2,704,164	6,269,639	5,601,993
Gross profit	380,241	119,859	641,484	296,958
Selling, general and administrative expense	503,372	92,570	606,151	185,283
Operating income	(123,131)	27,289	35,333	111,675
Interest expense, net of capitalized interest	50,651	32,323	80,985	65,011
Interest income	(842)	(1,158)	(3,208)	(2,848)
Foreign currency transaction loss (gain)	4,145	5,525	6,659	(12,860)
Miscellaneous, net	(770)	(45)	(8,614)	(34,233)
Income before income taxes	(176,315)	(9,356)	(40,489)	96,605
Income tax expense	(9,812)	(2,956)	25,546	35,556
Net income	(166,503)	(6,400)	(66,035)	61,049
Less: Net income attributable to noncontrolling interests	184	(364)	444	(183)
Net income attributable to Pilgrim’s Pride Corporation	$(166,687)	$(6,036)	$(66,479)	$61,232

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	243,675	246,687	243,627	248,017
Effect of dilutive common stock equivalents	—	—	—	291
Diluted	243,675	246,687	243,627	248,308

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$(0.68)	$(0.02)	$(0.27)	$0.25
Diluted	$(0.68)	$(0.02)	$(0.27)	$0.25

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 27, 2021	June 28, 2020
	(In thousands)
Cash flows from operating activities:
Net income	$(66,035)	$61,049
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	182,260	164,376
Loss on early extinguishment of debt recognized as a component of interest expense	24,254	—
Deferred income tax expense	(32,809)	25,255
Stock-based compensation	5,168	3,467
Gain on property disposals	(5,057)	(1,587)
Loan cost amortization	2,279	2,422
Accretion of discount related to Senior Notes	675	491
Amortization of premium related to Senior Notes	(167)	(334)
Loss (gain) on equity-method investments	(8)	304
Negative adjustment to previously recognized gain on bargain purchase	—	1,740
Changes in operating assets and liabilities:
Trade accounts and other receivables	(117,610)	29,920
Inventories	(173,947)	16,350
Prepaid expenses and other current assets	(6,027)	(22,072)
Accounts payable, accrued expenses and other current liabilities	266,487	(122,191)
Income taxes	46,638	(27,350)
Long-term pension and other postretirement obligations	(9,507)	(1,908)
Other operating assets and liabilities	(1,642)	10,794
Cash provided by operating activities	114,952	140,726
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(183,744)	(148,175)
Proceeds from property disposals	21,385	9,894
Purchase of acquired business, net of cash acquired	—	(4,216)
Cash used in investing activities	(162,359)	(142,497)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	1,540,133	356,547
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(1,522,416)	(20,105)
Payment on early extinguishment of debt	(21,258)	—
Payment of capitalized loan costs	(8,650)	—
Payment of equity distribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim’s Pride Corporation	(650)	—
Purchase of common stock under share repurchase program	—	(77,879)
Cash provided by financing activities	(12,841)	258,563
Effect of exchange rate changes on cash and cash equivalents	1,859	(2,896)
Increase in cash, cash equivalents and restricted cash	(58,389)	253,896
Cash, cash equivalents and restricted cash, beginning of period	548,406	280,577
Cash, cash equivalents and restricted cash, end of period	$490,017	$534,473

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction loss (gain), (2) transaction costs from business acquisitions, (3) DOJ agreement & litigation settlements, (4) negative adjustment to previously recognized gain on bargain purchase, (5) shareholder litigation settlement, (6) deconsolidation of a subsidiary and (7) net income attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(In thousands)
Net income	$(166,503)	$(6,400)	$(66,035)	$61,049
Add:
Interest expense, net(a)	49,809	31,165	77,777	62,163
Income tax expense	(9,812)	(2,956)	25,546	35,556
Depreciation and amortization	95,728	84,603	182,260	164,376
EBITDA	(30,778)	106,412	219,548	323,144
Add:
Foreign currency transaction loss (gain)(b)	4,145	5,525	6,659	(12,860)
Transaction costs related to acquisitions(c)	2,545	(81)	2,545	134
DOJ agreement & litigation settlements(d)	395,886	—	398,285	—
Minus:
Negative adjustment to previously recognized gain on bargain purchase(e)	—	—	—	(1,740)
Shareholder litigation settlement(f)	—	—	—	34,643
Deconsolidation of subsidiary(g)	—	—	1,131	—
Net income attributable to noncontrolling interest	184	(364)	444	(183)
Adjusted EBITDA	$371,614	$112,220	$625,462	$277,698

(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction loss (gain) in the Condensed Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)On October 13, 2020, Pilgrims announced that we have entered into a plea agreement (the “Plea Agreement”) with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110,524,140. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. The difference from prior accrual to updated amount was recognized during the three months ended March 28, 2021. This difference recognized in the three and six months ended June 28, 2021 was offset by amounts recognized in anticipation of probable settlements in ongoing litigation.
(e)The gain on bargain purchase was recognized as a result of the PPL acquisition in October 2019. The amount shown above represents a working capital adjustment to the previously recorded gain on bargain purchase.
(f)Shareholder litigation settlement is income received as a result of a settlement in the first quarter of 2020.
(g)This represents a gain recognized as a result of deconsolidation of a subsidiary.

The summary unaudited consolidated income statement data for the twelve months ended June 27, 2021 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 28, 2020 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 27, 2020 and (2) the applicable unaudited consolidated income statement data for the six months ended June 27, 2021.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	September 27, 2020	December 27, 2020	March 28, 2021	June 27, 2021	June 27, 2021
	(In thousands)
Net income	$33,691	$330	$100,468	$(166,503)	$(32,014)
Add:
Interest expense, net	28,801	27,849	27,968	49,809	134,427
Income tax expense	22,344	8,855	35,358	(9,812)	56,745
Depreciation and amortization	84,265	88,463	86,532	95,728	354,988
EBITDA	169,101	125,497	250,326	(30,778)	514,146
Add:
Foreign currency transaction losses	9,092	4,528	2,514	4,145	20,279
Transaction costs related to acquisitions	—	—	—	2,545	2,545
DOJ agreement & litigation settlements	110,524	75,000	2,399	395,886	583,809
Restructuring charges	—	123	—	—	123
Hometown Strong commitment	14,506	494	—	—	15,000
Minus:
Negative adjustment to previously recognized gain on bargain purchase	(2,006)	—	—	—	(2,006)
Deconsolidation of subsidiary	—	—	1,131	—	1,131
Net income (loss) attributable to noncontrolling interest	245	251	260	184	940
Adjusted EBITDA	$304,984	$205,391	$253,848	$371,614	$1,135,837

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(In thousands)
Net income	$(166,503)	$(6,400)	$(66,035)	$61,049	(4.58)%	(0.23)%	(0.96)%	1.03%
Add:
Interest expense, net	49,809	31,165	77,777	62,163	1.37%	1.10%	1.13%	1.05%
Income tax expense	(9,812)	(2,956)	25,546	35,556	(0.27)%	(0.10)%	0.37%	0.60%
Depreciation and amortization	95,728	84,603	182,260	164,376	2.63%	2.99%	2.63%	2.78%
EBITDA	(30,778)	106,412	219,548	323,144	(0.85)%	3.76%	3.17%	5.46%
Add:
Foreign currency transaction losses (gains)	4,145	5,525	6,659	(12,860)	0.11%	0.19%	0.09%	(0.21)%
Transaction costs related to business acquisitions	2,545	(81)	2,545	134	0.07%	—%	0.04%	—%
DOJ agreement & litigation settlements	395,886	—	398,285	—	10.88%	—%	5.76%	—%
Minus:
Negative adjustment to previously recognized gain on bargain purchase	—	—	—	(1,740)	—%	—%	—%	(0.03)%
Shareholder litigation settlement	—	—	—	34,643	—%	—%	—%	0.59%
Deconsolidation of subsidiary	—	—	1,131	—	—%	—%	0.02%	—%
Net income attributable to noncontrolling interest	184	(364)	444	(183)	0.01%	(0.01)%	0.01%	—%
Adjusted EBITDA	$371,614	$112,220	$625,462	$277,698	10.20%	3.96%	9.03%	4.69%

Net sales	$3,637,698	$2,824,023	$6,911,123	$5,898,951	$3,637,698	$2,824,023	$6,911,123	$5,898,951

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(In thousands)
GAAP operating income (U.S. operations)	$(224,171)	$39,448	$(156,046)	$124,500
Transaction costs related to acquisitions	2,545	(81)	2,545	134
DOJ agreement & litigation settlements	395,886	—	398,285	—
Adjusted operating income (U.S. operations)	$174,260	$39,367	$244,784	$124,634

Adjusted operating income margin (U.S. operations)	7.8%	2.2%	5.8%	3.3%

Adjusted Operating Income Margin for the U.S. is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for the U.S. to adjusted operating income margin for the U.S. is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(In percent)
GAAP operating income margin (U.S. operations)	(10.0)%	2.2%	(3.7)%	3.3%
Transaction costs related to acquisitions	0.1%	—%	0.1%	—%
DOJ agreement & litigation settlements	17.7%	—%	9.4%	—%
Adjusted operating income margin (U.S. operations)	7.8%	2.2%	5.8%	3.3%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$(166,687)	$(6,036)	$(66,479)	$61,232
Add:
Foreign currency transaction losses (gains)	4,145	5,525	6,659	(12,860)
Transaction costs related to acquisitions	2,545	(81)	2,545	134
DOJ agreement & litigation settlements	395,886	—	398,285	—
Loss on early extinguishment of debt recognized as a component of interest expense	24,254	—	24,254	—
Minus:
Deconsolidation of subsidiary	—	—	1,131	—
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	260,143	(592)	364,133	48,506
Net tax impact of adjustments(a)	(106,323)	(1,356)	(107,265)	3,170
Adjusted net income attributable to Pilgrim's	$153,820	$(1,948)	$256,868	$51,676
Weighted average diluted shares of common stock outstanding	243,675	246,687	243,627	248,308
Adjusted net income attributable to Pilgrim's per common diluted share	$0.63	$(0.01)	$1.05	$0.21
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(In thousands, except per share data)
GAAP EPS	$(0.68)	$(0.02)	$(0.27)	$0.25
Add:
Foreign currency transaction losses (gains)	0.02	0.02	0.03	(0.05)
Transaction costs related to acquisitions	0.01	—	0.01	—
DOJ agreement & litigation settlements	1.62	—	1.63	—
Loss on early extinguishment of debt recognized as a component of interest expense	0.10	—	0.10	—
Minus:
Deconsolidation of subsidiary	—	—	—	—
Adjusted EPS before tax impact of adjustments	1.07	—	1.50	0.20
Net tax impact of adjustments(a)	(0.44)	(0.01)	(0.45)	0.01
Adjusted EPS	$0.63	$(0.01)	$1.05	$0.21

Weighted average diluted shares of common stock outstanding	243,675	246,687	243,627	248,308
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,248,470	$1,798,689	$4,248,029	$3,725,569
U.K. and Europe	935,845	757,201	1,790,579	1,579,463
Mexico	453,383	268,133	872,515	593,919
Total net sales	$3,637,698	$2,824,023	$6,911,123	$5,898,951

Sources of cost of sales by geographic region of origin:
U.S.	$2,008,122	$1,710,668	$3,874,822	$3,499,445
U.K. and Europe	885,800	700,553	1,702,726	1,470,687
Mexico	363,549	293,143	692,119	632,085
Elimination	(14)	(200)	(28)	(224)
Total cost of sales	$3,257,457	$2,704,164	$6,269,639	$5,601,993

Sources of gross profit by geographic region of origin:
U.S.	$240,348	$88,021	$373,207	$226,124
U.K. and Europe	50,045	56,648	87,853	108,776
Mexico	89,834	(25,010)	180,396	(38,166)
Elimination	14	200	28	224
Total gross profit	$380,241	$119,859	$641,484	$296,958

Sources of operating income by geographic region of origin:
U.S.	$(224,171)	$39,448	$(156,046)	$124,500
U.K. and Europe	21,831	23,185	32,326	46,375
Mexico	79,195	(35,544)	159,025	(59,424)
Elimination	14	200	28	224
Total operating income	$(123,131)	$27,289	$35,333	$111,675